UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2026

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Allbirds, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40963	47-3999983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Washington St.
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
Entry into Asset Purchase Agreement
On May 26, 2026, Allbirds, Inc., a Delaware public benefit corporation (the “Company”), Allbirds International, Inc., a Delaware corporation (the “Guarantor”), the Lenders party thereto, and Second Avenue Capital Partners LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) entered into a Third Amendment to Credit Agreement (the “Third Amendment to Credit Agreement”), which Third Amendment to Credit Agreement amends that certain Credit Agreement dated as of June 30, 2025 (as amended by that certain Consent and First Amendment to Credit Agreement, dated as of March 29, 2026 and that certain Second Amendment to Credit Agreement and Other Loan Documents, dated as of April 19, 2026, the “Existing Credit Agreement,” and as further amended by the Third Amendment to Credit Agreement, the “Amended Credit Agreement”), by and among the Company, the Guarantor, the other Persons from time to time party thereto as “Guarantors,” the Lenders party thereto, and the Agent. Capitalized terms used but not defined have the respective meanings ascribed to such terms in the Amended Credit Agreement.

The Third Amendment to Credit Agreement, among other things, (i) reduces the Revolving Commitments from $50 million to $44.2 million; and (ii) provides two new tranches of debt as the Term Loan A Loan, in the maximum commitment amount of $3,300,000, and Term Loan B Loan, in the maximum commitment amount of $2,500,000 (collectively, the “Subject Amendments”). The effectiveness of the Subject Amendments is subject to customary conditions precedent and certain conditions subsequent.

The foregoing description of the Third Amendment to Credit Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information regarding the Third Amendment to Credit Agreement in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated as of May 26, 2026, by and between Allbirds, Inc., Allbirds International, Inc., the Lenders party thereto, and Second Avenue Capital Partners LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)
*Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allbirds, Inc.
Dated: May 28, 2026
	By:	/s/ Joe Vernachio
Joe Vernachio
Chief Executive Officer